UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

     Filed by the Registrant ☑
     Filed by a Party other than the Registrant ☐
     Check the appropriate box:
     ☐ Preliminary Proxy Statement
     ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     ☐ Definitive Proxy Statement
     ☑ Definitive Additional Materials
     ☐ Soliciting Material Pursuant to § 240.14a-12

Ascential Software Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     ☑ No fee required
     ☐ Fee computed on table below per Exchange Act Rules l4a-6(i)(l) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     ☐ Fee paid previously with preliminary materials:

     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

The proxy statement filed by Ascential Software Corporation (“Ascential”) with the Securities and Exchange Commission on April 1, 2005 in connection with Ascential’s special meeting of stockholders being held for the purposes set forth in the proxy statement is hereby supplemented solely to add the following disclosure:

On April 25, 2005, IBM informed Ascential that it would not require Messrs. Gyenes, McBride and Semel to perform services for IBM following the closing of the merger in order to receive the severance payments described in the Proxy Statement under “Interests of Ascential’s Executive Officers and Directors in the Merger.” In addition, IBM informed Ascential that Messrs. Gyenes and McBride will not be required to perform services for IBM following the closing of the merger in order to receive the retention award also described in such section of the Proxy Statement.